EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 5, 1996, relating to the consolidated financial statements of California Pro Sports, Inc. and subsidiary, and our report dated May 17, 1996, relating to the combined financial statements of the Companies Being Acquired by USA Skate Corporation (which includes a paragraph describing the purpose of the financial statement presentation), and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                            GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
October 7, 1996